Exhibit 10.26

Confidential portions of this document have been omitted and filed separately with the Commission.

                     FIXED-PRICE PURCHASE AND SALE AGREEMENT

This Agreement ("Agreement") dated November 27, 1996 is between Dolton Aluminum Company, Inc. ("Seller") and FEATHERLITE TRAILERS ("Buyer").

Seller desires to sell certain goods to Buyer and Buyer desires to purchase certain goods from Seller.

NOW, THEREFORE, in consideration of these premises and the following mutual agreements, the parties agree as follows:

1. Seller will sell to Buyer, and Buyer will purchase from Seller, the aluminum extrusions identified on Schedule A attached hereto ("Product"), subject to the terms contained in this Agreement and the attached Schedule A. The quantity, delivery dates, and prices, for Product are also set forth on Schedule A.

2. This Agreement shall have a term from the date hereof to December 31, 1997. This Agreement may not be canceled by either party prior to the termination date without the prior written consent of the other. Buyer acknowledges that Seller intends to rely on this Agreement in fixing the prices and delivery dates of its raw material purchases necessary to fulfill this Agreement and as such, Buyer agrees to pay for the quantity specified on Schedule A whether or not Buyer places specific orders with Seller as specified in Item 3 below.

3. Buyer agrees to place specific firm orders with Seller for the Product at least 28 days prior to the requested shipment date which shall specify the number of pounds, feet, or pieces of specific aluminum extrusion shapes. Seller will attempt to respond to Buyer's order requests with less than 28 day lead time but shall be under no obligation to do so. Seller is required to manufacture and ship only product for which Seller has timely received specific firm orders.

4. Seller's obligations hereunder are subject to Seller's credit approval with respect to each shipment and to the availability of financial information on Buyer which, in the Seller's opinion, is adequate to demonstrate the Buyer's financial condition, ability to pay for shipments in accordance with agreed terms of payment, and ability to support the volume of credit extended by the Seller.

     Payment terms for the Product shall be as set forth in Schedule A. Seller's obligation to continue shipments of Product is conditioned upon Buyer satisfying its payment obligations under this Item 4 in full within the time period specified.

5. Either party's failure, at any time or times hereafter, to require strict performance by the other party of any provision of this Agreement shall not constitute a waiver, or affect or diminish the right thereafter to demand strict compliance and performance of this Agreement.



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Page 2
Fixed-Price Purchase and Sale Agreement



6. This Agreement (including Schedule A) shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall not apply to any purchases by Buyer in excess of the quantities set forth in Schedule A. The terms of any such excess purchases will be governed by separate agreement of the parties. Except as specified in this Agreement, the terms of sale and rights of the parties with respect to any specific order shall be as set forth in Seller's order acknowledgment as provided from time to time.

By: Gary Ihrke                                    By: Drago H. Kahanu
Title: Vice President                             Title: Vice President
         Manufacturing                              Sales and Marketing

Signature: /s/ Gary Ihrke                       Signature: /s/ Drago H. Kahanu
          FEATHERLITE TRAILERS                        DOLTON ALUMINUM CO., INC.
             (BUYER)                                      (SELLER)

Dated:    11/27/96                                        Dated:    11-27-96


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



                                   SCHEDULE A

Material Description: This agreement covers custom and standard extrusions currently being supplied or quoted to FEATHERLITE TRAILERS (Buyer") by Dolton Aluminum Company, Inc. ("Seller") with specific pounds/pieces/feet by specific shape to be supplied by Buyer.

Quantity: ********** pounds per calendar month for a total of ********** pounds.

Delivery Period: January 1, 1997 through December 31, 1997.

Price: $********** per pound for solid aluminum extrusions, add $********** per pound for hollows.

Packaging: Standard - Bare Bundle.

Tolerance: Aluminum Association standards to apply.

FOB: FEATHERLITE TRAILERS, Cresco, IA.

Total Dollar Value of Contract: Approximately $**********.

Terms: Net 30 days.

By: Gary Ihrke                               By: Drago Kahanu
Title: Vice President                        Title: Vice President Marketing

Signature: /s/ Gary Ihrke                    Signature: /s/ Drago Kahanu
            FEATHERLITE TRAILERS                      DOLTON ALUMINUM CO., INC.
                   (BUYER)                                     (SELLER)

Dated:    11/27/96                                        Dated:    11-27-96


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